PROSPECTUS SUPPLEMENT                          Filed Pursuant to Rules 424(b)(3)
(to prospectus dated November 9, 2007)         and 424(c)
                                               Registration No. 333-130900

                 [GRAPHIC OMITTED] ELECTRONIC SENSOR TECHNOLOGY

                       ELECTRONIC SENSOR TECHNOLOGY, INC.
                       27,538,695 SHARES OF COMMON STOCK

     This document supplements the prospectus dated November 9, 2007 relating to the registration of our common stock under our Registration Statement on Form SB-2 (Registration No. 333-130900). This prospectus supplement is incorporated by reference into the prospectus.

     This prospectus supplement modifies and supersedes any reference to January 1, 2008 in the prospectus dated November 9, 2007 to replace "January 1, 2008" with "April 1, 2008".

     The remainder of the information in this prospectus supplement modifies the information set forth under the headings "Selling Security Holders" and "Certain Relationship and Related Transactions" in the prospectus dated November 9, 2007.

     INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   This prospectus is dated December 28, 2007

     Under the heading "Selling Security Holders", this prospectus adds the following sentence immediately after the first sentence of the fourth paragraph:

     "At issuance, the initial principal payment date of the debentures was January 1, 2008. The initial principal payment date was extended to April 1, 2008, pursuant to the First Amendment Agreement entered into among Electronic Sensor Technology, Midsummer and Islandia on December 27, 2007."

     Under the heading "Certain Relationships and Related Transactions", this prospectus adds the following text immediately preceding the text "Forbearance and Amendment Agreement with Midsummer Investment, Ltd. and Islandia, L.P.":

"First Amendment Agreement with Midsummer Investment, Ltd. and Islandia, L.P.

     On December 27, 2007, Electronic Sensor Technology entered into a First Amendment Agreement with Midsummer and Islandia, which provides for certain amendments to the debentures issued to Midsummer and Islandia on December 7, 2005 and under the related securities purchase agreement, registration rights agreement and forbearance and amendment agreement, more fully described below. Pursuant to the First Amendment Agreement, Midsummer and Islandia agreed to extend the initial principal payment date of the convertible debentures from January 1, 2008 to April 1, 2008."

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